EXHIBIT 99.1
PRESS RELEASE

Columbia Equity Trust, Inc.	1750 H Street, N.W.
Suite 500
Washington, D.C. 20006
Tel (202) 303-3080

Columbia Equity Trust, Inc. Declares
Prorated Dividend
     Washington, D.C., February 20, 2007 — Columbia Equity Trust, Inc. (NYSE: COE) announced today that its Board of Directors has declared a prorated dividend on Columbia’s common stock, subject to obtaining stockholder approval of the previously announced merger of Columbia with and into a wholly-owned subsidiary of the Commingled Pension Trust Fund (Special Situation Property) of JPMorgan Chase Bank, N.A.
     The record date for Columbia’s prorated dividend will be the close of business on the last business day prior to the merger effective time, provided that the merger effective time occurs on or prior to the next regular quarterly dividend record date, which is expected to be on or about April 17, 2007. The per share dividend amount payable by Columbia will be an amount equal to Columbia’s most recent quarterly dividend rate of $0.15 per share, multiplied by the number of days elapsed since the last dividend record date through and including the day prior to the day on which the merger effective time occurs, and divided by the actual number of days in the calendar quarter in which such dividend is declared.
     The merger effective time currently is expected to occur on March 1, 2007. Completion of the merger remains subject to the affirmative vote of the holders of a majority of Columbia’s outstanding shares of common stock on the record date and other customary closing conditions. Columbia has scheduled a stockholder meeting for February 27, 2007 to vote on the merger.
     If the merger effective time occurs on March 1, 2007, the amount of the dividend will be $0.07 per share, and the record date for the dividend will be February 28, 2007.
About Columbia Equity Trust, Inc.
     Columbia Equity Trust owns, operates, acquires and develops commercial office properties primarily in the Greater Washington, D.C. area. Columbia’s portfolio comprises over 2.9 million square feet of office space located predominantly in Northern Virginia, Suburban Maryland and Washington, D.C. For additional information please visit our web site at www.columbiareit.com.

Additional Information about the Merger and Where to Find It
     In connection with the proposed merger, Columbia has filed with the United States Securities and Exchange Commission (the “SEC”) a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF COLUMBIA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT COLUMBIA, JPMORGAN AND THE PROPOSED MERGER. Investors can obtain the definitive proxy statement and all other relevant documents filed by Columbia with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Columbia by contacting Columbia’s Investor Relations liaison at (202) 303-3080 or accessing Columbia’s investor relations website at www.columbiareit.com. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available, before making any voting or investment decision with respect to the merger.
     Columbia and JPMorgan and their respective executive officers, directors, and employees may be deemed to be participating in the solicitation of proxies from the security holders of Columbia in connection with the merger. Information about the executive officers and directors of Columbia and the number of shares of Columbia common stock beneficially owned by such persons is set forth in the proxy statement for Columbia’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 10, 2006, and Columbia’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of Columbia and JPMorgan and their respective executive officers, directors and employees in the merger by reading the definitive proxy statement regarding the merger.
Cautionary Note Regarding Forward Looking Statements
     Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Columbia and others following announcement of the merger agreement; (iii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although Columbia believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact Columbia’s future results, performance, achievements or transactions, see the documents filed by Columbia from time to time with the SEC, and in particular the section titled “Risk Factors” in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006. Columbia undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
     CONTACT
     COLUMBIA EQUITY TRUST, INC.
     DOMINIQUE DASCHLE
     INVESTOR RELATIONS LIAISON
     202-303-3080

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